Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES FOURTH QUARTER 2010 TOTAL REVENUE OF $54.1 MILLION

CAMARILLO, CA March 10, 2011 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and twelve months ended December 31, 2010.

Fourth Quarter 2010 Results

For the quarter ended December 31, 2010 compared to the quarter ended December 31, 2009:

Consolidated

•

Total revenue increased 6.4% to $54.1 million from $50.8 million;

•

Operating expenses increased 9.0% to $43.9 million from $40.2 million;

•

Operating expenses excluding impairment of indefinite-lived intangible assets, cost of denied tower site, abandoned projects and terminated transactions and loss on disposal of assets increased 9.0% to $43.6 million from $40.1 million;

•

Operating income from continued operations decreased 3.7% to $10.2 million from $10.6 million;

•

Net income increased to $0.7 million, or $0.03 net income per diluted share, from a loss of $1.6 million, or $0.07 net loss per share in the prior year;

•

EBITDA increased 5.7% to $13.2 million from $12.5 million; and

•

Adjusted EBITDA decreased 0.9% to $14.5 million from $14.7 million.

Broadcast

•

Net broadcast revenue increased 2.8% to $44.5 million from $43.3 million;

•

Station operating income (“SOI”) decreased 0.3% to $17.0 million from $17.1 million;

•

Same station net broadcast revenue increased 2.6% to $44.2 million from $43.1 million;

•

Same station SOI remained consistent at $17.1 million; and

•

Same station SOI margin decreased to 38.6% from 39.8%.

Non-broadcast

•

Non-broadcast revenue increased 27.3% to $9.5 million from $7.5 million; and

•

Non-broadcast operating income increased 22.4% to $1.6 million from $1.3 million.

Included in the results for the quarter ended December 31, 2010 are:

•

A $0.8 million loss ($0.5 million, net of tax, or $0.02 per share) on early redemption of long-term debt due to the repurchase of $12.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $0.2 million loss ($0.1 million, net of tax, or $0.01 per share) on disposal of assets primarily from the loss on sale of Chicago real estate from a related party transaction; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended December 31, 2009 are:

•

A $0.1 million loss, net of tax, from discontinued operations of radio stations in Milwaukee, Wisconsin;

•

A $0.2 million impairment of indefinite-lived intangible assets ($0.1 million, net of tax) related to the impairment of radio broadcasting licenses in our Detroit market;

•

A $2.3 million charge ($1.4 million, net of tax, or $0.10 per share) related to the change in fair value of our interest rate swaps;

•

A $1.7 million loss ($1.0 million, net of tax, or $0.04 per share) on early redemption of long-term debt due to the repurchase of our 7 ¾% senior subordinated notes due in 2010; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.1 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for the three months ended December 31, 2009 and the reclassification of WRFD-AM, Columbus, Ohio, into operations from discontinued operations.

Per share numbers are calculated based on 24,807,088 diluted weighted average shares for the quarter ended December 31, 2010, and 23,933,940 diluted weighted average shares for the quarter ended December 31, 2009.

Full Year 2010 Results

For the year ended December 31, 2010 compared to the year ended December 31, 2009:

Consolidated

•

Total revenue increased 3.9% to $206.9 million from $199.2 million;

•

Operating expenses decreased 11.1% to $170.4 million from $191.6 million;

•

Operating expenses excluding impairment of indefinite-lived intangible assets, cost of denied tower site, abandoned projects and terminated transactions and loss on disposal of assets increased 5.8% to $170.1 million from $160.8 million;

•

Operating income from continued operations increased to $36.6 million from $7.6 million;

•

Net income increased to $1.9 million, or $0.08 net income per diluted share, from a loss of $8.3 million, or $0.35 net loss per share in the prior year;

•

EBITDA increased to $49.4 million from $23.1 million; and

•

Adjusted EBITDA decreased 2.1% to $52.9 million from $54.0 million.

Broadcast

•

Net broadcast revenue increased 1.7% to $174.9 million from $172.1 million;

•

SOI increased 0.9% to $64.5 million from $63.9 million;

•

Same station net broadcast revenue increased 1.5% to $173.8 million from $171.3 million;

•

Same station SOI increased 0.8% to $64.6 million from $64.1 million; and

•

Same station SOI margin decreased to 37.2% from 37.4%.

Non-broadcast

•

Non-broadcast revenue increased 17.8% to $32.0 million from $27.2 million; and

•

Non-broadcast operating income remained consistent at $3.6 million.

Included in the results for the twelve months ended December 31, 2010 are:

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on disposal of assets comprised of a $0.2 million pre-tax loss on the sale of WAMD-AM, Aberdeen, Maryland, a $0.2 million pre-tax loss from sale of Chicago real estate from a related party transaction and $0.2 million of losses from various fixed asset and equipment disposals offset by a $0.3 million pre-tax gain from the eminent domain seizure of property by the Dallas County School District;

•

A $1.8 million loss ($1.1 million, net of tax, or $0.04 per share) on early redemption of long-term debt due to the repurchase of $30.0 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $1.4 million non-cash compensation charge ($0.9 million, net of tax or $0.03 per share) related to the expensing of stock options consisting of:

o

$0.9 million non-cash compensation included in corporate expenses;

o

$0.4 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the twelve months ended December 31, 2009 are:

•

A $1.1 million charge ($0.7 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $28.0 million impairment of indefinite-lived intangible assets ($16.8 million, net of tax, or $0.71 per share) consisting of a $26.8 million impairment of radio broadcasting licenses and goodwill in our Dallas, Atlanta, Detroit, Portland and Cleveland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.7 million loss ($1.0 million, net of tax, or $0.04 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $0.8 million charge ($0.5 million, net of tax, or $0.03 per share) related to the change in fair value of our interest rate swaps;

•

A $1.6 million gain of bargain purchase ($1.0 million, net of tax, or $0.04 per diluted share) related to the purchase of WZAB-AM in Miami, Florida of $1.0 million;

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of our 7 ¾% senior subordinated notes due in 2010;

•

A $0.1 million loss, net of tax, from discontinued operations of our radio station in Milwaukee, Wisconsin; and

•

A $0.6 million non-cash compensation charge ($0.4 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for the twelve months ended December 31, 2009 and the reclassification of WRFD-AM, Columbus, Ohio, into operations from discontinued operations.

Per share numbers are calculated based on 24,653,465 diluted weighted average shares for the twelve months ended December 31, 2010, and 23,803,864 diluted weighted average shares for the twelve months ended December 31, 2009.

Balance Sheet

As of December 31, 2010, the company had $270.0 million of 9 5/8% senior secured second lien notes outstanding and had $35.0 million drawn on its revolver.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.76 versus a compliance covenant of 7.0.

Stock Dividend

Salem paid a special cash dividend of $0.20 per share on its Class A and Class B common stock on December 10, 2010 to shareholders of record as of December 6, 2010.  The dividend payment totaled approximately $4.8 million.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2010:

•

On March 1, 2011, we sold radio station, WAMD-AM, Aberdeen, Maryland, for $1;

•

On February 25, 2011, we sold radio station KXMX-AM, Los Angeles, California, for $12.0 million;

•

On January 6, 2011, we sold radio station KKMO-AM in Seattle, Washington for $2.7 million;

•

On December 1, 2010, we redeemed $12.5 million of our 9 5/8% Senior Secured Second Lien Notes for $12.9 million, or at a price equal to 103% of the face value.  This transaction resulted in a $0.8 million pre-tax loss on the early retirement of debt; and

•

On November 11, 2010, entered into an agreement to acquire radio station KVCE-AM, Highland Park, Texas.  We began programming the station on January 3, 2011, pursuant to a long term TBA.

The following transactions are currently pending:

•

On November 8, 2010, we entered into an APA to acquire WDDZ-AM, Pawtucket, Rhode Island, for $0.6 million.  The purchase is subject to the approval by the FCC and is expected to close in the first quarter of 2011.

Conference Call Information

Salem will host a teleconference to discuss its results on March 10, 2011 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (913) 312-0942, passcode 2480800 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 24, 2011 and can be heard by dialing (719) 457-0820, passcode 2480800 or on the investor relations portion on the company’s website, located at www.salem.cc.

First Quarter 2011 Outlook

For the first quarter of 2011, Salem is projecting total revenue to increase 5% to 7% over first quarter 2010 total revenue of $48.3 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets and impairments to increase 8% to 11% as compared to the first quarter of 2010 operating expenses of $40.2 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and family-themed radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 94 radio stations in 36 markets, including 59 stations in 22 of the top 25 markets.  We also program the Family Talk ™ Christian-themed talk format on XM Radio, channel 170 and SIRIUS, Channel 161.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns a non-broadcast media division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Christian living focused Crosswalk.com® , Online Bible Study at BibleStudyTools.com, and Christian radio ministries online at OnePlace.com.  Additionally Salem owns conservative news leader Townhall.com® and conservative political blog, HotAir.com providing conservative commentary, news and blogging.  Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”).  Station operating income is defined as net broadcast revenues minus broadcast operating expenses.  Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, change in fair value of interest rate swaps, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of indefinite-lived intangible assets, cost of denied tower site, abandoned projects and terminated transactions, loss on the disposal of assets, gain on bargain purchase, loss on early redemption of long-term debt and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.  The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income.  In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
	(Unaudited)

Net broadcast revenue	$43,347	$44,547	$172,055	$174,933
Non-broadcast revenue	7,491	9,537	27,158	31,989
Total revenue	50,838	54,084	199,213	206,922
Operating expenses:
Broadcast operating expenses	26,249	27,500	108,149	110,421
Non-broadcast operating expenses	6,155	7,902	23,555	28,418
Corporate expenses	3,951	4,473	14,005	16,613
Cost of denied tower site, abandoned projects and terminated transactions	―	―	1,111	―
Impairment of indefinite-lived intangible assets	187	―	27,996	―
Depreciation and amortization	3,697	3,764	15,120	14,654
Loss on disposal of assets	6	242	1,676	255
Total operating expenses	40,245	43,881	191,612	170,361
Operating income (loss)	10,593	10,203	7,601	36,561
Other income (expense):
Interest income	52	41	290	183
Interest expense	(7,150)	(7,394)	(20,079)	(30,297)
Change in fair value of interest rate swaps	(2,315)	―	(781)	―
Gain on bargain purchase	―	―	1,634	―
Loss on early redemption of long-term debt	(1,710)	(782)	(1,050)	(1,832)
Other expense, net	(16)	2	(88)	(16)
Income (loss) from continuing operations before income taxes	(546)	2,070	(12,473)	4,599
Provision for (benefit from) income taxes	945	1,383	(4,210)	2,667
Income (loss) from continuing operations	(1,491)	687	(8,263)	1,932
Income (loss) from discontinued operations, net of tax	(91)	―	(83)	―
Net income (loss)	$(1,582)	$687	$(8,346)	$1,932

Basic income (loss) per share before discontinued operations	$(0.06)	$0.03	$(0.35)	$0.08
Income from discontinued operations, net of tax	―	―	―	―
Basic income (loss) per share after discontinued operations	$(0.07)	$0.03	$(0.35)	$0.08

Diluted income (loss) per share before discontinued operations	$(0.06)	$0.03	$(0.35)	$0.08
Income from discontinued operations, net of tax	―	―	―	―
Diluted income (loss) per share after discontinued operations	$(0.07)	$0.03	$(0.35)	$0.08

Basic weighted average shares outstanding	23,933,940	24,446,924	23,803,864	24,086,829
Diluted weighted average shares outstanding	23,933,940	24,807,088	23,803,864	24,653,465

Other Data:
Station operating income	$17,098	$17,047	$63,906	$64,512
Station operating margin	39.4%	38.3%	37.1%	36.9%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2009	2010

Assets
Cash	$8,945	$828
Restricted cash	100	100
Trade accounts receivable, net	27,289	29,363
Deferred income taxes	4,700	5,974
Other current assets	3,459	3,943
Property, plant and equipment, net	121,174	115,867
Intangible assets, net	397,801	404,212
Bond issue costs	7,078	6,084
Bank loan fees	1,515	1,265
Other assets	6,984	6,850
Total assets	$579,045	$574,486

Liabilities and Stockholders' equity
Current liabilities	20,373	22,809
Long-term debt and capital lease obligations	313,969	304,416
Deferred income taxes	38,973	42,296
Other liabilities	8,531	8,561
Stockholders' equity	197,199	196,404
Total liabilities and stockholders' equity	$579,045	$574,486

Salem Communications Corporation
Supplemental Information
(in thousands)		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2009	2010	2009	2010
		(Unaudited)
Capital expenditures
Acquisition related / income producing	$	―	$156	$294	$815
Maintenance		737	1,809	3,437	7,016
Total capital expenditures		$737	$1,965	$3,731	$7,831

Tax information
Cash tax expense (benefit)		$(4)	$(76)	$314	$160
Deferred tax expense (benefit)		949	1,459	(4,524)	2,507
Provision for (benefit from) income taxes		$945	$1,383	$(4,210)	$2,667

Tax benefit of non-book amortization		$3,138	$2,616	$9,280	$10,479

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station		$43,058	$44,156	$171,343	$173,838
Net broadcast revenue - acquisitions		―	194	6	429
Net broadcast revenue - dispositions		3	―	8	―
Net broadcast revenue - format changes		286	197	698	666
Total net broadcast revenue		$43,347	$44,547	$172,055	$174,933

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station		$25,920	$27,101	$107,227	$109,229
Broadcast operating expenses - acquisitions		―	150	―	400
Broadcast operating expenses - dispositions		28	12	84	28
Broadcast operating expenses - format changes		301	237	838	764
Total broadcast operating expenses		$26,249	$27,500	$108,149	$110,421

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station		$17,138	$17,055	$64,116	$64,609
Station operating income - acquisitions		―	44	6	29
Station operating income - dispositions		(25)	(12)	(76)	(28)
Station operating income - format changes		(15)	(40)	(140)	(98)
Total station operating income		$17,098	$17,047	$63,906	$64,512

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
	(Unaudited)
Reconciliation of SOI and Non-Broadcast Operating Income to Operating Income

Station operating income	$17,098	$17,047	$63,906	$64,512
Non-broadcast operating income	1,336	1,635	3,603	3,571
Less:
Corporate expenses	(3,951)	(4,473)	(14,005)	(16,613)
Cost of denied tower site, abandoned projects and terminated transactions	―	―	(1,111)	―
Impairment of indefinite-lived intangible assets	(187)	―	(27,996)	―
Depreciation and amortization	(3,697)	(3,764)	(15,120)	(14,654)
Loss on disposal of assets	(6)	(242)	(1,676)	(255)
Operating income	$10,593	$10,203	$7,601	$36,561

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$14,676	$14,539	$54,004	$52,891
Less:
Stock-based compensation	(209)	(328)	(588)	(1,437)
Cost of denied tower site, abandoned projects and terminated transactions	―	―	(1,111)	―
Gain on bargain purchase	―	―	1,634	―
Impairment of indefinite-lived intangible assets	(187)	―	(27,996)	―
Loss on early redemption of long-term debt	(1,710)	(782)	(1,050)	(1,832)
Discontinued operations, net of tax	(91)	―	(83)	―
Loss on disposal of assets	(6)	(242)	(1,676)	(255)
EBITDA	12,473	13,187	23,134	49,367
Plus:
Interest income	52	41	290	183
Less:
Depreciation and amortization	(3,697)	(3,764)	(15,120)	(14,654)
Interest expense	(7,150)	(7,394)	(20,079)	(30,297)
Change in fair value of interest rate swaps	(2,315)	―	(781)	―
Provision for (benefit from) income taxes	(945)	(1,383)	4,210	(2,667)
Net income (loss)	$(1,582)	$687	$(8,346)	$1,932

	Outstanding at	Applicable
	December 31, 2010	Interest Rate
Selected Debt and Swap Data
9 5/8% senior subordinated notes	$270,000	9.63%
Revolving credit facility	$35,000	3.76%